FROM:      Newsline
TO:        All Employees
SUBJECT:   Unocal Web Site Features 1998 Proxy
           Statement, 1997 Annual Report

INTERNAL BULLETIN

The 1998 Proxy Statement
(http://www.unocal.com/investor/98proxy.htm)
and 1997 Annual Report
(http://www.unocal.com/investor/97AR/index.htm)
are the latest additions to Unocal's award-winning World Wide Web page. Since its launch in August 1996, the site has received seven awards from web software, design and marketing companies, and has been named a "family friendly" site by the Recreational Software
Advisory Council on the Internet (RASCi), a specially developed content-labeling rating system for websites and other Internet content.

Visit the site at http://www.unocal.com.

Adobe Acrobatr Reader software is required to view the proxy statement. If you do not have that software, a free copy can be downloaded through the webpage.

NEWSLINE is produced for employees by the Public
Relations and Communications Group in El
Segundo, California. It is posted on the SeventySix Home Page at http://st.unocal.com/76.